EXHIBIT 10.2

PLEDGE AGREEMENT

This Pledge Agreement ("Agreement"), dated as of April 3, 2012, is executed by and between Omair Khan (“Seller”), VelaTel Global Communications, Inc., through its wholly owned subsidiary, Gulfstream Capital Partners Limited (collectively “Purchaser”), and Horwitz, Cron & Armstrong, LLP, a California law firm.  Seller and Purchaser and their respective officers, directors, shareholders, authorized representatives and affiliates are collectively referred to as the “Business Parties.”

RECITALS

A.   On the date hereof, the Business Parties have entered into a Stock Purchase Agreement (“Purchase Agreement”) for Purchaser to acquire 75% of the outstanding common shares of Zapna, ApS, a corporation organized under the laws of Denmark (the “Company”).  Defined terms in the Purchase Agreement shall have the same meaning as used in this Pledge Agreement.

B.   Pursuant to Section 1.5 of the Purchase Agreement, Seller has agreed to pledge to Purchaser as collateral for certain obligations described in Section 7 of the Purchase Agreement (“Obligations”) (1) 6,000,000 Purchase Price Shares of VELA Stock Seller is receiving as payment for the 75 Purchased Shares of Zapna Stock Purchaser is acquiring, and (2) 25 shares of Zapna Stock, which represents all shares of Zapna Stock owned by Seller except the Purchased Shares to be sold to Purchaser (“Pledged Zapna Shares”).

C.   Pursuant to the Purchase Agreement, Purchaser shall issue to Seller or as Seller directs 6,000,000 Purchase Price Shares of VELA Stock and shall deliver such Purchase Price Shares to the Collateral Agent pursuant to this Agreement.  Also, Seller shall deliver to the Collateral Agent pursuant to this Agreement the 25 Pledged Zapna Shares (collectively “Pledged Securities”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT
1.   Pledge.

(a)   Seller hereby pledges, as pledgor, to Purchaser, as pledgee, and grants to Purchaser a first priority lien on and security interest in all of Seller's right, title and interest in and to the Pledged Securities), together with all proceeds from the sale of the Pledged Securities, all dividends paid in capital stock respect of the Pledged Securities, and any property or securities delivered to the record holder of the Pledged Securities in respect thereof in the event of a merger or takeover of Purchaser by an unaffiliated third party (collectively, with the Pledged Securities, "Pledged Collateral").

(b)   Seller hereby agrees to execute and deliver to the Collateral Agent (i) the Pledged Securities, (ii) assignments separate from the Securities substantially in the form of Exhibit A hereto, undated and appropriately endorsed in blank, with respect to the Pledged Securities comprising the Pledged Collateral and (iii) if legally required, such financing statements as the Collateral Agent may reasonably request with respect to the Pledged Collateral (or, if execution by Seller is not required pursuant to the applicable Uniform Commercial Code, Seller hereby authorizes the Collateral Agent to file all financing statements deemed necessary by Purchaser to perfect the security interests granted hereunder), (iii) take such other steps as Purchaser may from time to time reasonably request to perfect Purchaser's security interest in the Pledged Collateral or any part thereof under applicable law, and (iv) after the issuance of any arbitration award, to execute and deliver on behalf of Seller such other documents of transfer as Purchaser or the Collateral Agent may from time to time reasonably require to enable Purchaser to transfer the Pledged Collateral into the name of Purchaser or the name of its nominee (all of the foregoing collectively, the "Assignments").

2.   Security for Secured Obligations.  The Pledged Collateral secures the prompt and complete payment, performance and observance of the Obligations.

3.   Pledged Collateral Adjustments. If during the term of this Agreement: (a) any non-cash dividend or distribution, reclassification, readjustment or other change is declared or made in the capital structure of Purchaser, or any option, warrant or similar instrument included within the Pledged Collateral is exercised, or both, or (b) any subscription, warrants, options shall be issued in connection with the Pledged Collateral, then Seller shall (i) promptly deliver new, substituted and additional shares, warrants, options, or other equity securities, issued by reason of any of the foregoing, and all certificates and other instruments evidencing the same to Purchaser to be held under the terms of this Agreement and shall constitute Pledged Collateral hereunder, and (ii) promptly deliver to the Collateral Agent such additional Pledged Collateral.

4.   Voting Rights. During the term of this Agreement, Seller shall have the right to vote any Securities which form all or a portion of the Pledged Collateral, to the extent such Securities may be voted, on all questions presented to the holders of capital stock of company to which such capital stock relates, and the Collateral Agent will deliver all necessary documents to allow Seller to take such action upon Seller's request.

5.   Transfer of Pledged Collateral Subject to Pledge.  Seller shall have the right to transfer ownership of any or all of the Pledged Collateral to any third party, provided that such transferee(s) shall take such ownership subject to the terms of this Agreement.  The Collateral Agent shall cooperate with Seller in effecting any such transfer, subject to notice to Purchaser.

6.   Dividends and Other Distributions.  The Collateral Agent shall be entitled to receive any and all stock dividends and other distributions paid in respect of the Pledged Collateral which dividends and/or distributions shall be deemed to be held in escrow if received by Purchaser and shall become part of the Pledged Collateral upon receipt thereof.

7.   Release of Pledged Collateral.  Purchaser shall provide the Collateral Agent a notice confirming the Closing Date the Purchase Agreement, which the Business Parties expect will be no later than April 15, 2012.  Unless the Collateral Agent has earlier received an Arbitration Notice in accordance with Section 7 of this Agreement, the Collateral Agent shall release and deliver to Seller such portion of the Pledged Collateral on each of the following milestone dates:

(a)   6,000,000 Purchase Price Shares of VELA Stock 180 days after the Closing Date of the Purchase Agreement.

(b)   25 Pledged Zapna Shares on the third anniversary following the Closing Date of the Purchase Agreement.

8.   Forfeiture of Pledged Collateral.  If Purchaser believes Seller has breached any representation or warranty giving rise to a right of indemnification under Section 7 of the Purchase Agreement, Purchaser shall deliver to Seller with a copy to Collateral agent an Arbitration Notice to establish the amount of damages suffered by Purchaser and/or the Company as a result of Seller’s Default.  The arbitrator shall serve a copy of his arbitration award on the Collateral Agent, who shall abide the decision of the arbitration award.

9.   Termination.  This Agreement shall remain in full force and effect until all of the Pledged Collateral has been either released to Seller in accordance with Section 7 and/or forfeited to Purchaser in accordance with Section 8.  Upon the termination of this Agreement as provided above, this Agreement shall automatically terminate and all liens and security interests created hereunder shall terminate and be released.  Upon termination, if any UCC-1 Financing Statements were previously filed, the Collateral Agent shall file any UCC-3 Termination Statements releasing the lien and security interest created by the Assignments.

10.   Agreements with and Duties of the Collateral Agent.

(a)   The Collateral Agent shall be under no duty to give the Pledged Collateral held by it hereunder any greater degree of care than it gives its own similar property.

(b)   If the Collateral Agent is permitted or required to deliver any of the Pledged Collateral to any Business Party or Business Parties, the same shall be mailed to the address specified by the Business Party(s) in this Agreement (or to a new or different address subsequently specified to Collateral Agent by writing from such Business Party).

(c)   Whenever authorization shall be provided by the terms of this Agreement for the delivery of Pledged Collateral by the Collateral Agent to one or more Business Parties and there is no express requirement hereunder for written instructions from the applicable Business Party before such delivery is made, the Collateral Agent may notify all Business Parties and, and in its sole discretion, may defer return or delivery of Pledged Collateral until such written requirement or consent is received from all of the Business Parties (or, depending on the Collateral Agent’s requirements, from less than all of them).  Where Collateral Agent determines to so defer delivery, the Collateral Agent shall give written notice to the Business Parties of such determination.

(d)   It is expressly understood and agreed that under no circumstances shall the Collateral Agent be required to pay or have paid to any Business Party(s) any sum not representing proceeds from the sale of any Pledged Collateral that may be delivered to the Collateral Agent.

(e)   The Collateral Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature (including copies of signature pages), instrument or other document (in each case, whether a copy, facsimile or original) which is given to the Collateral Agent pursuant to this Agreement, without the Collateral Agent being obligated to undertake any action or investigation to verify the truth or accuracy thereof.

(f)   The Collateral Agent may consult with and act relative hereto upon advice of counsel of its own selection in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or gross negligence.

(g)   The Collateral Agent shall not be responsible for, or have any duty to inquire into, or be required to enforce any of the terms and provisions of any document or agreement other than this Agreement and/or any arbitration award issued pursuant to the Purchase Agreement.

(h)   If the Collateral Agent shall be uncertain as to its duties or rights hereunder or if it receives instructions with respect to the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, which, in the Collateral Agent’s sole discretion, it determines to be in actual or potential conflict with this Agreement or other instructions that it has received, the Collateral Agent shall be excused from taking action that it might otherwise be required to take, and its sole obligation shall be to keep safely all property held in escrow until the uncertainty is resolved.  Such uncertainty can be resolved by written and signed agreement among all affected Business Parties or by order or judgment of an arbitrator or a court of competent jurisdiction, naming the involved Business Parties as participants in the action or proceeding brought to obtain judicial determination of the involved uncertain duties and obligations, including but not limited to an action for interpleader the Collateral Agent may commence under New York law.

(i)   The Collateral Agent makes no representation as to the validity, value, genuineness or collectability of any portion or all of the Pledged Collateral held by or delivered to it.

(j)   The Collateral Agent does not have and will not have any interest in the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, but is serving only as escrow holder and has only possession thereof.

(k)   Each of Business Parties do hereby release the Collateral Agent from any act done or omitted to be done by the Collateral Agent in good faith in the performance of its duties hereunder, and each of Business Parties do hereby jointly and severally agree to fully indemnify the Collateral Agent and its directors, officers, employees and agents (the “Collateral Agent Indemnified Parties”) for, and to hold each of them harmless from and against, any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent Indemnified Parties, arising out of or in connection with the Collateral Agent entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided, however, that the Collateral Agent Indemnified Parties shall not be entitled to indemnification hereunder for losses, liabilities and expenses caused by the willful misconduct, fraud or gross negligence of any of the Collateral Agent Indemnified Parties.

(l)   The Collateral Agent may resign at any time or be removed by the written mutual consent of the Business Parties.  No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent, however, shall be effective until the acceptance or removal of the Collateral Agent in the manner herein provided.  In the event of the resignation or removal of the Collateral Agent, the Business Parties shall in good faith agree upon a successor Collateral Agent.  If the Business Parties are unable to agree upon a successor Collateral Agent within fourteen (14) days after receipt of a notice of resignation or removal is given, the Collateral Agent may deposit the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral with a court of competent jurisdiction and may petition, at the sole expense of the Business Parties, a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Any successor Collateral Agent shall execute and deliver to the predecessor Collateral Agent and the Business Parties an instrument accepting such appointment and the transfer of the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral and agreeing to the terms of this Agreement, and thereupon such successor Collateral Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Collateral Agent as if originally named herein.

(m)   Any law firm with which the Collateral Agent may merge or consolidate shall be the successor Collateral Agent without further act.

(n)   At any time Purchaser can request the Collateral Agent to resign, the Collateral Agent agrees to resign and another Collateral Agent acceptable to both Seller and Purchaser shall be appointed as Collateral Agent.

11.   Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communications shall or may be given to any of the parties by any other party, such notice or other communication shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a worldwide recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by Notice given in accordance with this Section.  If Notice is given to VelaTel, Notice shall also be given to the Executive Vice President Legal, General Counsel and Director of VelaTel delivered in the same manner as to VelaTel at the address, facsimile number or e-mail address set forth below

Kenneth L. Waggoner
Executive Vice President Legal, General Counsel and Director
VelaTel Global Communications, Inc.
12526 High Bluff Drive, Suite 155
San Diego, California 92130 USA
Facsimile: + (760) 359-7042
E-Mail:  kwaggoner@velatel.com

12.   Dispute Resolution.  Any dispute between the Parties to this Agreement which arises out of or relates to this Agreement shall be submitted to binding arbitration to be conducted by the  Judicial Arbitration and Mediation Services, Inc. (“JAMS”), sitting in San Diego, California, for resolution by a single arbitrator acceptable to both Parties.  If the Parties fail to agree to an arbitrator within ten (10) days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration.  The arbitration shall be conducted pursuant to the California Code of Civil Procedure and the California Code of Evidence.  The award of the arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction.  The Party prevailing in the arbitration shall be entitled to recover from the non-prevailing Party its reasonable attorney fees and other costs and expenses incurred in connection with the arbitration and/or any action to enforce the results of the arbitration.

13.   Attorney Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

14.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns. Seller’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Seller.

15.   Governing law. This agreement shall be a contract made under and governed by the internal laws of the state of California without regard to conflict of laws principles that would require the application of the laws of any state other than the state of California.

16.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.   Amendments, Waivers and Consents. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Purchaser and Seller, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.   Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

IN WITNESS WHEREOF, the parties hereto have each caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GULFSTREAM CAPITAL PARTNERS LIMITED By /s/ Colin Tay Colin Tay, its Executive Director 4F-1 No. 102 Kuang Fu South Road Taipei 106, TAIWAN Facsimile: + (886) 2 2778-1534 E-Mail: ctay@velatel.com	“SELLER” /s/ Omair Khan Omair Khan Smedeholm 13 B DK-2730 Herlev, DENMARK E-Mail: okhan@zapna.com

HORWITZ, CRON & ARMSTRONG, LLP By /s/ Lawrence M. Cron Lawrence M. Cron, Principal 26475 Rancho Parkway South Lake Forest, CA 92630 usa Facsimile: + (1) (949) 540-6578 E-Mail: lcron@hcalaw.biz

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, _________________________, does hereby sell, assign and transfer unto HORWITZ, CRON & ARMSTRONG, LLP,________ shares of ________ (the Securities), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint HORWITZ, CRON & ARMSTRONG, LLP, as Agent, as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Shares, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: ____, 201_	[Seller] __________________________________ [Authorized Representative]